UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2014

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2014, EnLink Midstream GP, LLC (the “General Partner”), the general partner of EnLink Midstream Partners, LP (the “Partnership”), entered into the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership (the “LP Amendment”), which consolidates all previous amendments into one document, removes certain provisions that are no longer applicable to the Partnership and makes certain other technical revisions.

Also on July 7, 2014, EnLink Midstream, Inc., the sole member of the General Partner, entered into the Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP Amendment” and, together with the LP Amendment, the “Amendments”), which makes certain technical revisions and clarifies that the General Partner’s Board of Directors has the authority to delegate any of its powers to the officers of the General Partner regardless of any powers that may be exclusive to a board of directors under the General Corporation Law of the State of Delaware.

The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendments, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Seventh Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP dated July 7, 2014.
3.2	—	Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC dated July 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC, its General Partner

Date: July 7, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Seventh Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP dated July 7, 2014.
3.2	—	Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC dated July 7, 2014.